SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”), dated as of August 13, 2007, by and among Innofone.com., Inc., a Nevada corporation, with headquarters at 1431 Ocean Ave. Suite 1100, Santa Monica, California, 90401 (the “Company”), and James and Lisa Goodell, residing at 1178 17th Avenue, McPherson, Kansas 67460 (the “Purchaser”).

WHEREAS:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Purchaser desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) Seven Hundred Sixty Nine Thousand Two Hundred Thirty (769,230) shares of common stock, par value $.001 per share (the “Common Stock”), of the Company (the “Shares”) and (ii) a warrant, in the form attached hereto as Exhibit “A”, to purchase Seven Hundred Sixty Nine Thousand Two Hundred Thirty (769,230) shares of Common Stock (the “Warrant”); and

C. The Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, the Shares and the Warrant.

NOW THEREFORE, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF SHARES AND WARRANT.

a. Purchase of Shares and Warrant. On the Closing Date (as defined below), the Company shall issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the Shares and the Warrant.

b. Form of Payment. On the Closing Date (as defined below), (i) the Purchaser shall pay Fifty Thousand Dollars ($50,000), the purchase price for the Shares and the Warrant to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”), by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Shares and the Warrant, and (ii) the Company shall deliver such Shares and the Warrant duly executed on behalf of the Company, to such Purchaser, against delivery of such Purchase Price.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the Shares and the Warrant pursuant to this Agreement (the “Closing Date”) shall be the date in which the Agreement is mutually executed by the parties, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Company that:

a. Investment Purpose. As of the date hereof, the Purchaser is purchasing the Shares and the Warrant and the shares of Common Stock issuable upon exercise thereof (the “Warrant Shares” and, collectively with Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

d. Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser understands that its investment in the Securities involves a significant degree of risk.

e. Certain Changes. The Purchaser understands that since March 31, 2007, there has been a material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company. The Purchaser has reviewed and understands all of the Company’s reports, schedules, forms, statements and other documents filed with the Securities and Exchange Commission. The Purchaser understands that (i) the Company expects to continue to require substantial capital following completion of this current offering in order to fund its operations, (ii) such additional capital may not be available when needed on terms the Company considers reasonable, or at all, and (iii) any inability to raise sufficient additional capital could compel the Company to discontinue some or all of its operations.

f. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

g. Transfer or Re-sale. The Purchaser understands that (i)  the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Purchaser shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation D under the 1933 Act (or a successor rule) (“Regulation D”); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

h. Legends. The Purchaser understands that the Shares and the Warrant and, until such time as the Shares and Warrant Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation D without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 or Regulation D under said Act.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Regulation D without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 or Regulation D. The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

i. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

j. Residency. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any document executed in connection with this financing, or (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Warrant and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Warrant by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares and the Warrant and the issuance and reservation for issuance of the Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Warrant, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 975,000,000 shares of Common Stock, par value $.001 per share, of which 96,729,557 shares are issued and outstanding and (ii) [4,815,000] shares of preferred stock, of which none are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, the Warrant or Warrant Shares. The Company has furnished to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

d. Issuance of Shares. The Shares and Warrant Shares are duly authorized and reserved for issuance and, upon exercise of the Warrant in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. No Conflicts. The execution, delivery and performance of this Agreement and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrant in accordance with the terms hereof or thereof or to issue and sell the Shares and Warrant in accordance with the terms hereof and to issue the Shares and the Warrant Shares upon exercise of the Warrant.

f. No Brokers. Except as set forth in Schedule 3(j), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

g. Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4. COVENANTS.

a. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

b. Authorization and Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding Warrant and issuance of the Warrant Shares in connection therewith (based on the Exercise Price of the Warrant in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrant without the consent of the Purchaser.

5. OPTIONAL REDEMPTION. Prior to the third anniversary of the Closing Date, the Company shall have the right, exercisable on not less than ten (10) business dates prior written notice to the Purchaser, to redeem all or a portion of the outstanding Shares issued pursuant to this Agreement in accordance with this Section 5. Any notice of redemption hereunder shall be delivered to the Purchaser at its registered addresses appearing on the books and records of the Company and shall state (1) that the Company is exercising its right to redeem all or a portion of the Shares issued to the Purchaser, (2) the date of redemption and (3) the amount of the redemption. On the date fixed for redemption (the “Optional Redemption Date”), the Company shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the Purchaser as specified by the Purchaser in writing to the Company at least one (1) business day prior to the Optional Redemption Date. If the Company exercises its right to redeem the Shares, the Company shall make payment to the Purchaser of an amount in cash (the “Optional Redemption Amount”) equal to 200% multiplied by the Purchase Price. If the Company exercises its right to redeem a portion of the Shares, the Company shall make payment to the Purchaser of an amount in cash equal to $0.26 per share (as adjusted for any stock splits, dividends, recapitalizations and the like) of Common Stock to be so redeemed.

6. Anti-Dilution Protection. In the event that the Company consummates a sale of equity securities (a “Financing”), and the price per share of such equity securities sold in such Financing is less than $0.065 per share (as adjusted for stock splits, dividends, recapitalizations and the like), the Purchaser who purchased Shares hereunder shall receive such additional number of Shares so that the Purchase Price shall equal the price per share in the Financing.

a. Exceptions to Anti-Dilution Protection. No Shares will be granted to the Purchaser pursuant to this Section 6 (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Closing Date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iii) upon the issuance of any securities in connection with an acquisition by the Company, so long as such acquisition is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; (iv) upon the issuance of any securities pursuant to a commitment by the Company that has been previously disclosed to the holder prior to the date hereof; or (v) upon the exercise of the Warrant.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Shares and the Warrant to a Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The applicable Purchaser shall have executed this Agreement and delivered the same to the Company.

b. The applicable Purchaser shall have delivered the Purchase Price in accordance with Section 1(b) above.

c. The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

8. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Purchaser hereunder to purchase the Shares and the Warrant at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to the Purchaser.

b. The Company shall have delivered to such Purchaser duly executed the Warrant in accordance with Section 1(b) above.

c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

e. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Innofone.com, Inc.
1431 Ocean Ave., Suite 1100
Santa Monica, California 90401
Attention: Chief Executive Officer
Telephone: (310) 458-3233
Facsimile: (310) 458-2844

With a copy to:

Dreier Stein & Kahan LLP
1620 26th Street
Sixth Floor, North Tower
Santa Monica, California 90404
Attention: Gerard Casale, Esq.
Telephone: (424) 202-6026
Facsimile: (424) 202-6226

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Purchaser may assign its rights hereunder to any person that purchases Securities in a private transaction from a Purchaser or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

g. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

h. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

INNOFONE.COM, INC.

________________________________
Alex Lightman
Chief Executive Officer

JAMES AND LISA GOODELL

______________________________________

______________________________________

RESIDENCE: Kansas, USA

ADDRESS: 1178 17th Avenue
McPherson, Kansas 67460
Telephone: (620) 241-8321

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Purchase Price:	$50,000
Number of Shares of Common Stock:	769,230
Number of Shares Purchasable under Warrant:	769,230